EXHIBIT 99.1

10172 Linn Station Road Louisville, Kentucky 40223 (502) 426-4800
Contact: Gregory A. Wells, Executive Vice President and CFO	Date: June 27, 2008

FOR IMMEDIATE RELEASE

NTS Realty Holdings Limited Partnership Announces the Purchase of Shelby Farms Multi-Family Property in Cordova,Tennessee

Louisville, KY (June 27, 2008) (AMEX: NLP) – NTS Realty Holdings Limited Partnership (the “Company”) announced today that it completed the purchase of the apartment community known as Colonial Grand at Shelby Farms (“Shelby Farms”), a multifamily property located in Cordova, Tennessee. The Company completed the transaction through Shelby Farms Apartments, LLC, a wholly-owned subsidiary of the Company, in connection with its Section 1031 like-kind exchange. The Company purchased the property from entities unaffiliated with the Company, Colonial Realty Limited Partnership, a Delaware limited partnership and Colonial Properties Services, Inc., an Alabama corporation (the “Sellers”). The Company paid a purchase price of $41.0 million to acquire Shelby Farms. A spokesperson for the Company indicated that the Company satisfied the purchase price for Shelby Farms with funds obtained from a $27.8 million short-term mortgage loan from the Sellers, and from proceeds from the Company’s sale in May, 2008 of its Atrium Center, Blankenbaker Business Centers I and II, 1901 Campus Place, Plainview Center, Plainview Point I and II and adjacent parking lot and Plainview Point III office properties. The spokesperson also indicated that the transaction was conducted pursuant to an Exchange Agreement with a qualified intermediary as a transaction under Section 1031 of the Internal Revenue Code which is intended to allow the Company to defer the recognition of taxable gain related to the sale of properties.

Brian Lavin, the President and Chief Executive Officer of the Company’s managing general partner said, “We are extremely pleased to add this property, which is located next to the 4,500 acre Shelby Farms Park in Cordova, Tennessee, to our expanding portfolio of multifamily properties.”

About NTS Realty Holdings Limited Partnership

The Company directly, or as a tenant in common with unaffiliated co-owners, currently owns twenty-two properties, comprised of twelve multifamily properties, seven office buildings and business centers and three retail properties. The properties are located in and around Louisville and Lexington, Kentucky, Nashville and Cordova, Tennessee, Richmond, Virginia, Fort Lauderdale, Florida, Indianapolis, Indiana and Atlanta, Georgia. The Company’s limited partnership units are listed on the American Stock Exchange under the trading symbol “NLP.”

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Safe Harbor Under the Private Securities Litigation Reform Act of 1995

This press release contains forward looking statements that can be identified by the use of words like “believe,” “expect,” “may,” “could,” “intend,” “project,” “estimate,” or “anticipate.” These forward looking statements, implicitly or explicitly, include assumptions underlying the statements and other information with respect to the Company’s beliefs, plans, objectives, goals, expectations, estimates, intentions, financial condition, results of operations, future performance and business, including its expectation of, and estimates with respect to, revenues, expenses, earnings, return of and on equity, return on assets, asset quality and other financial data and performance ratios. Although the Company believes that the expectations reflected in its forward looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control. Important factors that would cause actual results to differ materially from expectations are disclosed under “Risk Factors” and elsewhere in the Company’s most recent annual report on Form 10-K, which was filed on March 25, 2008, and registration statement on Form S-4, which became effective on October 27, 2004.

If one or more of the factors affecting forward looking information and statements proves incorrect, the Company’s actual results of operations, financial condition or prospects could differ materially from those expressed in, or implied by, the forward looking information and statements contained in this press release.

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